Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Incorporation or Organization
KC Sub, LLC	Delaware

KUEHG Corp.	Delaware

KC REE Holdings, Inc.	Delaware

REE Investment, LLC	Delaware

REE Holdco, Inc.	Delaware

REE Midwest, Inc.	Michigan

REE Southeast, Inc.	Delaware

KinderCare Education Holdings LLC	Delaware

Knowledge Schools LLC	Delaware

KinderCare Education LLC	Delaware

KinderCare Education at Work LLC	California

KU Education LLC	Delaware

KCE Champions LLC	Delaware

KinderCare Learning Centers LLC	Delaware

CDLC Early Learning, LLC	Delaware

Crème de la Crème (Glenview), LLC	Illinois

Crème de la Crème (Atlanta), LLC	Georgia

Creme de la Creme (Deerfield), LLC	Ohio

Crème de la Crème (Carol Stream), LLC	Illinois

Crème de la Crème (Bridgewater), Inc.	New Jersey

Crème de la Crème (Chandler), LLC	Arizona

Creme de la Creme (Port Potomac), LLC	Virginia

Crème de la Crème (Brooklyn), Inc.	New York

Crème de la Crème (Woodlands), LLC	Texas

Crème de la Crème (Cedar Park), LLC	Texas

CDLC Coppell, LLC	Texas

CDLC McKinney, LLC	Texas

CDLC Cedar Park, LLC	Texas

CDLC Farm, LLC	Nevada

CDLC Durango, LLC	Nevada

CDLC Goodyear, LLC	Arizona

CDLC Crismon, LLC	Arizona

CDLC Lake Pleasant, LLC	Arizona

CDLC Power Ranch, LLC	Arizona

CDLC Carmel, LLC	Indiana

CDLC Fishers, LLC	Indiana

CDLC Chanhassen, LLC	Minnesota

CDLC Maple Grove, LLC	Minnesota

CDLC Ellisville, LLC	Missouri

CDLC West Chester, LLC	Ohio

CDLC Westerville, LLC	Ohio

CDLC Penn, LLC	Oklahoma

CDLC, LLC	Delaware

CDLC Partner, LLC	Texas

CDLC Texas, LLC	Colorado

Plano Crème de la Crème, L.P.	Texas

Colleyville Crème de la Crème, L.P.	Texas

Allen Crème de la Crème, L.P.	Texas

Coppell Crème de la Crème, L.P.	Texas

Frisco Crème de la Crème, L.P.	Texas

Crème de la Crème (EPR), LLC	Delaware

Crème de la Crème (Lessee), LLC	Colorado

Crème de la Crème (Colorado), LLC	Colorado

Crème de la Crème (Warrenville), LLC	Illinois

Crème de la Crème (Kansas), LLC	Kansas

Crème de la Crème (Westmont), LLC	Illinois

Crème de la Crème (Sugarloaf), LLC	Georgia

Crème de la Crème (Mt. Laurel), Inc.	New Jersey

Crème de la Crème (Lincoln Park), LLC	Illinois

Crème de la Crème (Romeoville), LLC	Illinois

Crème de la Crème (Barrington), LLC	Illinois